UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 11, 2017

Assurant, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31978	39-1126612
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28 Liberty Street, 41st Floor, New York, New York		10005
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-859-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Assurant, Inc.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 7.01 Regulation FD Disclosure.

Assurant, Inc. ("Assurant" or the "Company") announced today that it expects to record between $134 million - $140 million pre-tax of reportable catastrophe losses, net of reinsurance, and reinstatement premiums in its Global Housing reportable segment related to Hurricane Harvey for third quarter 2017. The estimated range includes $127 million in expected claims as well as $7 million - $13 million in anticipated reinstatement premiums to restore the first two layers of the Company’s catastrophe reinsurance program. This event was a combination of wind and flood losses primarily in the state of Texas. The Company's reportable catastrophe losses include individual catastrophic events that generate losses in excess of $5 million, pre-tax and net of reinsurance.

Hurricane Irma first made landfall on September 6, 2017, in the Caribbean and then on September 10, 2017 in Florida. The Company expects gross losses will exceed its retention of $125 million pre-tax, but will remain within its comprehensive reinsurance program.

In addition to its $1.155 billion U.S. reinsurance program, Assurant participates in the Florida Hurricane Catastrophe Fund, which provides protection for gross losses up to 90 percent of $324 million in excess of a $100 million retention. Assurant also has reinsurance programs for the Caribbean and Latin America. They cover losses up to $152.5 million in excess of $17.5 million retention in the Caribbean and up to $183.5 million in excess of $4.5 million retention in Latin America. The Florida Hurricane Catastrophe Fund and the Caribbean reinsurance program are both structured so that any net losses in these areas will contribute to the $125 million U.S. program retention.

The Company’s U.S. reinsurance coverage tower includes a cascading feature so that higher coverage layers drop down as the lower layers and reinstatement limit are exhausted in the event of a third storm.

Assurant has approximately $625 million of holding company capital as of June 30, 2017. The Company also maintains strong surplus levels within its insurance companies.

The Company issued a related news release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. Additional details on Assurant’s 2017 catastrophe reinsurance program can be found in the news release issued on July 10, 2017 and in the Newsroom section of assurant.com.

CAUTIONARY STATEMENT -- Some of the statements included in this Form 8-K, particularly estimated reportable catastrophe losses and their expected impact on the Company’s catastrophe reinsurance program, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management's best estimates, assumptions and projections and are subject to significant uncertainties. Actual results may differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this Form 8-K as a result of new information or future events or developments. For a detailed discussion of the general risk factors that could affect the Company's results, please refer to the risk factors identified in the Company's annual and periodic reports as filed with the U.S. Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 News Release, dated September 11, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

September 11, 2017	By:	/s/ Bart R. Schwartz

Name: Bart R. Schwartz
Title: Executive Vice President, Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	News Release, dated September 11, 2017